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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Banco Santander Puerto Rico and Subsidiaries is a commercial banking entity incorporated under the laws of the Commonwealth of Puerto Rico and is a 100% owned subsidiary of the Registrant.

Santander Mortgage Corporation is a mortgage banking entity incorporated under the laws of the Commonwealth of Puerto Rico and is a 100% owned subsidiary of Banco Santander Puerto Rico.

Santander Securities Corporation is a registered broker-dealer incorporated under the laws of the Commonwealth of Puerto Rico and is a 100% owned subsidiary of the Registrant.

Santander Asset Management provides portfolio management and advisory services. It is incorporated under the laws of the Commonwealth of Puerto Rico and is a 100% owned subsidiary of Santander Securities Corporation.

Santander Insurance Agency is an insurance and general agent incorporated under the laws of the Commonwealth of Puerto Rico and is a 100% owned subsidiary of the Registrant.

Santander International Bank is an international banking entity incorporated under the laws of the Commonwealth of Puerto Rico and is a 100% owned subsidiary of Banco Santander Puerto Rico.